EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-8 pertaining to the BP Deferred Compensation Plan II and to the incorporation by reference therein of our report dated February 9, 2004, with respect to the consolidated financial statements and schedule of BP p.l.c. included in its Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

London, England
October 22, 2004	/s/ Ernst & Young LLP